UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): April 18, 2025 (April 14, 2025)
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MercadoLibre, Inc.
(Exact name of Registrant as specified in Charter)
Commission file number 001-33647
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Delaware	98-0212790
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)
WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay , 11300
(Address of registrant’s principal executive offices) (Zip Code)
(+598) 2-927-2770
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Establishment of Performance Goals under the 2025 Bonus Program

On April 14, 2025, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”) established the performance goals for the Company’s bonus program for the 2025 fiscal year (the “2025 Bonus Program”). Under the 2025 Bonus Program, the bonus payout for each of Marcos Galperin (President & Chief Executive Officer), Osvaldo Giménez (Fintech President), Daniel Rabinovich (EVP & Chief Operating Officer), Martin de los Santos (EVP and Chief Financial Officer) and Ariel Szarfsztejn (Commerce President) (referred to below as “NEOs”) is based on achievement of Net revenues and financial income (in constant dollars), Income from operations (in constant dollars), Total payment volume - adjusted (the total sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions) (in constant dollars) and the Company’s Competitive Net Promoter Score. The Board has determined a target bonus for each NEO and applies an adjustment of up to + 50% or -50% to each bonus based upon the individual performance of each NEO.
The Board set each NEO’s target bonus under the 2025 Bonus Program as four months of base salary (33.33% of each NEO’s annual base salary).

Adoption of the 2025 Long Term Retention Program

On April 14, 2025, the Board approved the adoption of the 2025 Long Term Retention Program (the “2025 LTRP”) and, after taking into account a compensation competitiveness analysis carried out by the Company’s independent third-party compensation consultant, established the target award for each NEO under the 2025 LTRP. The 2025 LTRP provides the NEOs, along with other members of senior management, with the opportunity to receive cash payments annually for a period of six years (with the first payment occurring between January 1, 2026 and April 30, 2026, as determined by the Company), subject to continued employment on each payment date (other than in specified circumstances). Under the 2025 LTRP, each NEO shall receive:

•16.66% of half of his or her target 2025 LTRP award annually for a period of six years (with the first payment occurring between January 1, 2026 and April 30, 2026) (the “Annual Fixed Payment”); and

•on each date the Company pays the Annual Fixed Payment, each NEO will also receive a payment equal to the product of (i) 16.66% of half of the NEO’s target 2025 LTRP award and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) the average closing price of the Company’s common stock on NASDAQ during the final 60 trading days of 2024. For purposes of the 2025 LTRP, the “Applicable Year Stock Price” is the average closing price of the Company’s common stock on NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on NASDAQ.

The target 2025 LTRP awards for our NEOs are set forth below.

Name	Title	Target 2025 LTRP Award (nominal)
Marcos Galperin	President & Chief Executive Officer	$14,000,000
Osvaldo Giménez	Fintech President	$5,000,000
Daniel Rabinovich	Executive Vice President & Chief Operating Officer	$5,000,000
Ariel Szarfsztejn	Commerce President	$5,000,000
Martin de los Santos	Executive Vice President & Chief Financial Officer	$3,000,000

The foregoing description of the 2025 LTRP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 LTRP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	MercadoLibre, Inc. 2025 Long Term Retention Program
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit Number	Description
10.1	MercadoLibre, Inc. 2025 Long Term Retention Program
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCADOLIBRE, INC.
Registrant

Date: April 18, 2025	By:	/s/ Martín de los Santos
Martín de los Santos
Executive Vice President and Chief Financial Officer